UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2016

MCBC Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37502	06-1571747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cherokee Cove Drive Vonore, Tennessee	37885
(Address of Principal Executive Offices)	(Zip Code)

(423) 884-2221

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On December 21, 2016, the Board of Directors (the “Board”) of MCBC Holdings, Inc. (the “Company”), upon recommendation by the Company’s Nominating and Corporate Governance Committee, elected Tzau-Jin (TJ) Chung to serve as an independent Class II director of the Company, effective December 21, 2016. Mr. Chung has also been appointed to serve on the Company’s Compensation Committee, effective December 21, 2016. Mr. Chung will be entitled to receive compensation under the Company’s non-employee director compensation policy, including a grant of restricted stock. In addition, Mr. Chung will also enter into the Company’s standard indemnification agreement with directors.

Also on December 21, 2016, Joseph M. Deignan and Christopher Keenan informed the Company that they will be resigning from the Company’s board of directors effective December 21, 2016 in order to devote their full attention to the management of other portfolio companies of Wayzata Investment Partners LLC. Each of Mr. Deignan and Mr. Keenan advised the Company that their decision to resign did not involve any disagreement with the Company.

A copy of the Company’s press release announcing Mr. Chung’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

99.1                        Press release, dated December 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCBC HOLDINGS, INC.

Dated: December 23, 2016	/s/ Timothy M. Oxley
Timothy M. Oxley
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated December 23, 2016.